Filed Pursuant to Rule 424(b)(5)
Registration. No. 333-252492

PROSPECTUS SUPPLEMENT

(To the Prospectus dated March 15, 2021)

Up to $50,000,000

Common Stock

We have entered into an ATM sales agreement (the “Sales Agreement”) with Virtu Americas LLC (the “Sales Agent”), dated April 3, 2024, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of up to $50,000,000 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell shares of our common stock by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC to sell such shares of our common stock. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of our common stock of up to 3.0% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our common stock is traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ABAT.” On April 1, 2024, the last reported sale price of our common stock on the Nasdaq was $1.78 per share.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE ACCOMPANYING BASE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 3, 2024

Table of Contents

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus. Neither we nor any party on our behalf have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying base prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to an “at the market offering” of shares of our common stock. Before purchasing any shares of our common stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On January 28, 2021, we filed with the Securities and Exchange Commission, or (the “SEC”), a registration statement on Form S-3 (File No. 333-252492) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was amended on February 25, 2021, and became effective on March 15, 2021. Under the shelf registration, we may, from time to time, offer and sell up to $250 million of our common stock and other securities, including in this “at the market offering.” As of April 1, 2024, we sold $103,194,911 of our common stock and other securities under that shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this “at the market offering” offering of securities and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part is the accompanying base prospectus, including the documents incorporated by reference into the base prospectus, which provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying base prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying base prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.” You may obtain a copy of this prospectus supplement, the accompanying base prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: American Battery Technology Company, 100 Washington Street, Suite 100 in Reno, Nevada, USA, telephone number (775) 473-4744.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not, and no other party on our behalf has not, authorized anyone to provide you with information that is different. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, purchasers should not place undue reliance on this information.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying base prospectus, the terms “ABAT,” “ABML,” the “Company,” “we,” “us,” “our” and similar terms refer to American Battery Technology Company, together with our consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; and legal proceedings and claims. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from our expectations. You should not assume that the information contained in such documents is accurate as of any date other than the date on the front cover of such documents.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus supplement. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus supplement and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Our Company

American Battery Technology Company is a recent entrant in the lithium–ion battery industry that is working to increase the domestic US production of battery materials, such as lithium, nickel, cobalt, and manganese through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium–ion batteries. Through this three–pronged approach, the Company is working to both increase the domestic production of these battery materials, and to ensure spent batteries have their elemental battery metals returned to the domestic manufacturing supply chain in an economical, environmentally-friendly, closed–loop fashion.

To implement this business strategy, the Company is currently beginning commercial operations at its first integrated lithium–ion battery recycling facility, which will take in waste and end–of–life battery materials from the electric vehicle, stationary storage, and consumer electronics industries. The construction, commissioning, and operations of this facility are of the highest priority to the Company, and as such it has significantly increased the resources devoted to its execution including the further internal hiring of technical staff, expansion of laboratory facilities, and purchasing of equipment. The Company has been awarded a competitively bid grant from the US Advanced Battery Consortium to accelerate the development and demonstration of this pre–commercial scale integrated lithium–ion battery recycling facility. The Company has been notified that it has been selected for an additional grant award under the Bipartisan Infrastructure Law to validate, test, and deploy three disruptive advanced separation and processing technologies in its existing lithium-ion battery recycling facilities.

Additionally, the Company is accelerating the demonstration and commercialization of its internally developed low–cost and low–environmental impact processing train for the manufacturing of battery grade lithium hydroxide from Nevada–based sedimentary claystone resources. The Company has been awarded a grant cooperative agreement from the US Department of Energy’s Advanced Manufacturing Office through the Critical Materials Innovation program to support the construction and operation of a multi–ton per day integrated continuous demonstration system to support the scale–up and commercialization of these technologies. The Company has been notified that it has been selected for an additional grant award under the Bipartisan Infrastructure Law to design, construct, and commission a first-of-kind commercial manufacturing facility to produce battery-grade lithium hydroxide from this resource.

The Company’s corporate headquarters are in Reno, Nevada, USA. It is also constructing a pilot plant for recycling lithium-ion batteries in Fernley, Nevada, USA, and completing a build-out of a commercial lithium-ion battery recycling facility in the Tahoe-Reno Industrial Center, and its exploration office is located in Tonopah, Nevada, USA.

Corporate Information

The Company was incorporated as Oroplata Resources, Inc. under the laws of the State of Nevada on October 6, 2011, for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company. On August 8, 2016, the Company formed Lithortech Resources Inc. as a wholly owned subsidiary of the Company to serve as its operating subsidiary for lithium resource exploration and development. On June 29, 2018, the Company changed the name of Lithortech Resources to LithiumOre Corp. (“LithiumOre”); on May 3, 2019, the Company changed its name to American Battery Metals Corporation; and on August 12, 2021, the Company changed its name to American Battery Technology Company, which better aligns with the Company’s current business activities and future objectives. The Company has limited operating history and has not yet generated or realized revenues from its primary business activities. On September 11, 2023, the Company effected a one-for-fifteen (1:15) reverse stock split (the “Reverse Stock Split”) of the Company’s authorized, issued and outstanding shares of common stock, and the authorized shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). All share numbers and prices herein reflect the effectiveness of the Reverse Stock Split.

Our mailing address and telephone number of our principal executive offices are:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744.

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THE OFFERING

Shares of Common Stock Offered	Shares of common stock having an aggregate offering price of up to $50,000,000

Shares of Common Stock Outstanding Prior to this Offering	55,058,411 shares of common stock

Shares of Common Stock Outstanding Following this Offering	Up to 83,629,840 shares of common stock, assuming the sale of up to 28,571,429 shares at a price of $1.75 per share, which was the closing price of our common stock on the Nasdaq on April 1, 2024. The actual number of shares issued and sold, if any, will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. See the section titled “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds that we receive from this offering, if any, for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

Nasdaq Ticker Symbol	ABAT

Risk Factors	An investment in our common stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

Unless we indicate otherwise, all information in this prospectus supplement is based on 55,058,411 shares of common stock outstanding as of April 1, 2024, and excludes, as of that date, approximately 5,757,894 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of 14.41 per share, and 3,467,391 shares of common stock issuable upon the vesting of outstanding restricted stock units.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the outstanding warrants described above into common stock.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO THIS OFFERING

The number of shares of our common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of a substantial number of shares of our common stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The market price of our common stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease and could cause you to lose some or all of your investment in our common stock.

During the second fiscal quarter ended December 31, 2023, the market price of our common stock fluctuated from a high of $8.84 per share to a low of $3.33 per share, and our stock price continues to fluctuate. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	our ability to generate revenue and develop a consistent customer base;
●	our ability to develop and scale our proprietary technology;
●	the announcement and acceptance of new products or technology or related enhancements by us or our competitors;

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●	developments concerning regulatory oversight and approvals;
●	variations in our and our competitors’ results of operations;
●	successes or challenges in our collaborative arrangements or alternative funding sources;
●	developments in our industry generally;
●	future issuances of common stock or other securities;
●	the addition or departure of key personnel;
●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and
●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and our industry in particular, has recently experienced extreme price and volume fluctuations. The volatility of our common stock is further exacerbated due to its low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of your investment.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

Our outstanding options and warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our common stock.

Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants would also dilute the ownership interests of our existing stockholders.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

We may not be able to maintain our Nasdaq listing

Our common stock has been listed on Nasdaq since 2023. If we are unable to satisfy the continued listing standards of Nasdaq, which include, among others, minimum stockholders’ equity, market capitalization, pre-tax income and per share sales price, our common stock may be delisted. If our common stock is delisted, we would be forced to have our common stock quoted on the OTC Markets or some other quotation medium, depending on our ability to meet the specific requirements of those quotation systems. In that case, we may lose some or all of our institutional investors, and selling our common stock on the OTC Markets would be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock. If this happens, we will have greater difficulty accessing the capital markets to raise any additional necessary capital.

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You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $50,000,000 of shares of our common stock are sold at the assumed offering price of $1.75 per share (the last reported sale price of our common stock on Nasdaq on April 1, 2024), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.27 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2023 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-15 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

RISKS RELATING TO OUR COMPANY

Since we have a limited operating history and have not had product sales yet, it is difficult for potential investors to evaluate our business.

The Company is commissioning a recycling plant but has no product sales to date. Our operations have consisted of the prior exploratory activities, development and limited testing of our recycling process and the development of our business plan. Our limited operating history makes it difficult for potential investors to evaluate our technology or prospective operations. As an early-stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may need additional financing, which additional financing may not be available on reasonable terms or at all.

We believe that we will require significant working capital in the near term in order to fund our current operations. We will likely need to raise capital over the next 12 months to satisfy such requirements, the receipt of which cannot be assured. We will also require additional capital in order to fully develop our recycling facilities. We intend to seek additional funds through various financing sources, including the private sale of our equity and debt securities, joint ventures with capital partners and project financing of our recycling facilities. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. Additionally, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

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We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not currently have effective internal controls. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the Commission, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

We have been and expect to be significantly dependent on consulting agreements for the development of our battery recycling facilities, which exposes us to the risk of reliance on the performance of third parties.

In developing our battery recycling technology, we rely to some extent on consulting agreements with third parties as the Company does not have the resources to employ all the necessary staff required for such activities. The failure to obtain and maintain such consulting agreements would substantially disrupt or delay our battery recycling activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees would adversely impact our business prospects.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees, including our Chief Executive Officer and our Chief Technology Officer, would adversely impact our business prospects. Our ability to compete in the highly competitive battery recycling technology business depends in large part upon our ability to attract highly qualified managerial, scientific, and engineering personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock grants that vest over time. The value to employees of stock grants that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies. Other technology companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can develop and commercialize products would be limited.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Battery recycling is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of battery recycling is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than we do. There also may be other small companies that are developing similar processes and are farther along than the Company. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to develop technology which is commercially viable.

Our new business model has not been proven by us or anyone else.

We intend to engage in the business of lithium recycling through a proprietary recycling technology. While the production of lithium-ion recycling is an established business, to date most lithium-ion recycling has been produced by way of performing bulk high temperature calcinations or bulk acid dissolutions. We have developed a highly strategic recycling processing train that does not employ any high temperature operations or any bulk chemical treatments of the full battery. We have tested our recycling process on a small scale and to a limited degree; however, there can be no assurance that we will be able to produce battery metals in commercial quantities at a cost of production that will provide us with an adequate profit margin. The uniqueness of our process presents potential risks associated with the development of a business model that is untried and unproven.

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While the testing of our recycling process has been successful to date, there can be no assurance that we will be able to replicate the process, along with all of the expected economic advantages, on a large commercial scale.

As of the date of this prospectus supplement, we have built and operated our recycling process on a very small scale. While we believe that our development and testing to date has proven the concept of our recycling process, we have not undertaken the build-out or operation of a large-scale facility capable of recycling large commercial quantities. There can be no assurance that as we commence large scale manufacturing or operations that we will not incur unexpected costs or hurdles that might restrict the desired scale of our intended operations or negatively impact our projected gross profit margin.

Our intellectual property rights may not be adequate to protect our business.

We currently do not hold any patents for our products. Although we expect to file applications related to our technology, no assurances can be given that any patent will be issued on such patent applications or that, if such patents are issued, they will be sufficiently broad to adequately protect our technology. In addition, we cannot assure you that any patents that may be issued to us will not be challenged, invalidated, or circumvented. Even if we are issued patents, they may not stop a competitor from illegally using our patented processes and materials. In such event, we would incur substantial costs and expenses, including lost time of management in addressing and litigating, if necessary, such matters. Additionally, we rely upon a combination of trade secret laws and nondisclosure agreements with third parties and employees having access to confidential information or receiving unpatented proprietary know-how, trade secrets and technology to protect our proprietary rights and technology. These laws and agreements provide only limited protection. We can give no assurance that these measures will adequately protect us from misappropriation of proprietary information.

Our processes may infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

The applied science industry is characterized by frequent allegations of intellectual property infringement. Though we do not expect to be subject to any of these allegations, any allegation of infringement could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause suspension of operations or force us to enter into royalty, license, or other agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and may not be able to procure any required royalty or license agreements on acceptable terms or at all.

Our business strategy includes entering into joint ventures and strategic alliances. Failure to successfully integrate such joint ventures or strategic alliances into our operations could adversely affect our business.

We propose to commercially exploit our recycling process, in part, by entering into joint ventures and strategic relationships with parties involved in the manufacture and recycling of lithium-ion products. Joint ventures and strategic alliances may involve significant other risks and uncertainties, including distraction of management’s attention away from normal business operations, insufficient revenue generation to offset liabilities assumed and expenses associated with the transaction, and unidentified issues not discovered in our due diligence process, such as product quality, technology issues and legal contingencies. In addition, we may be unable to effectively integrate any such programs and ventures into our operations. Our operating results could be adversely affected by any problems arising during or from any joint ventures or strategic alliances.

If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

If our recycling process proves to be commercially valuable, it is likely that we will experience a rapid growth phase that could place a significant strain on our managerial, administrative, technical, operational and financial resources. Our organization, procedures and management may not be adequate to fully support the expansion of our operations or the efficient execution of our business strategy. If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

S-9

The global economic conditions could negatively affect our prospects for growth and operating results.

Our prospects for growth and operating results will be directly affected by the general global economic conditions of the industries in which our suppliers, partners and customer groups operate. We believe that the market price of our principal product, recycled lithium- ion, is relatively volatile and reacts to general global economic conditions. A decline in the price of lithium-ion resulting from over supply or a global economic slowdown and the other global economic conditions could negatively affect our business. There can be no assurance that global economic conditions will not, at times, negatively impact our liquidity, growth prospects and results of operations.

Government regulation and environmental, health and safety concerns may adversely affect our business.

Our operations in the United States will be subject to the Federal, State and local environmental, health and safety laws applicable to the reclamation of lithium-ion batteries. Depending on how any particular operation is structured, our facilities will probably have to obtain environmental permits or approvals to operate, including those associated with air emissions, water discharges, and waste management and storage. We may face opposition from local residents or public interest groups to the installation and operation of our facilities. Failure to secure (or significant delays in securing) the necessary approvals could prevent us from pursuing some of our planned operations and adversely affect our business, financial results and growth prospects. In addition to permitting requirements, our operations are subject to environmental health, safety and transportation laws and regulations that govern the management of and exposure to hazardous materials such as the heavy metals and acids involved in battery reclamation. These include hazard communication and other occupational safety requirements for employees, which may mandate industrial hygiene monitoring of employees for potential exposure to hazardous materials. Failure to comply with these requirements could subject our business to significant penalties (civil or criminal) and other sanctions that could adversely affect our business.

The nature of our operations involves risks, including the potential for exposure to hazardous materials such as heavy metals, that could result in personal injury and property damage claims from third parties, including employees and neighbors, which claims could result in significant costs or other environmental liability. Our operations also pose a risk of releases of hazardous substances, such as heavy metals or acids, into the environment, which can result in liabilities for the removal or remediation of such hazardous substances from the properties at which they have been released, liabilities which can be imposed regardless of fault, and our business could be held liable for the entire cost of cleanup even if we were only partially responsible. Like any manufacturer, we are also subject to the possibility that we may receive notices of potential liability in connection with materials that were sent to third-party recycling, treatment, or disposal facilities under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination, and for damages to natural resources. Liability under CERCLA is retroactive, and, under certain circumstances, liability for the entire cost of a cleanup can be imposed on any responsible party.

In the event we are unable to present and operate our recycling process and operations as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks significant public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

S-10

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation (as amended, “Articles of Incorporation”) contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of common stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 81,666,667 shares, including 80,000,000 shares of common stock and 1,666,667 shares of preferred stock, each with a $0.001 par value per share. As of April 1, 2024, we had 55,058,411 shares of common stock outstanding and no shares of preferred stock outstanding; however, we may issue additional shares of common stock or preferred stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of common stock or securities convertible into our common stock are subject to some form of anti-dilution protection, which could result in the right to purchase significantly more shares of common stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our common stock, or equity securities convertible into our common stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, may negatively impact the market price of our common stock, and may also negatively affect stockholders’ investments.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors (the “Board of Directors” or “Board”) in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

S-11

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time under this prospectus supplement and accompanying base prospectus and the Sales Agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for general corporate purposes and working capital. Our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

S-12

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors.

The current and future holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. Nevada Revised Statutes prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the ordinary course of business, or our total assets would be less than the sum of our total liabilities.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends of our common stock.

S-13

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2023. Such information is set forth on the following basis:

●	on an actual basis; and

●	on an unaudited, as adjusted basis to reflect the issuance and sale by us of 28,571,429 shares of our common stock in this offering at an assumed average sales price of $1.75 per share (which was the closing price of our common stock on Nasdaq on April 1, 2024), after deducting, in each case, commissions and estimated offering expenses, payable by us, of approximately 2%.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of December 31, 2023
	Actual	As adjusted

Cash and cash equivalents	$7,726,037	$55,726,037

Total liabilities	22,295,580	22,295,580
Stockholders’ equity:
Preferred stock: 1,666,667 shares of Preferred Stock authorized, of which the Company has designated 33,334 shares as Series A Preferred Stock with a par value of $0.001 per share, nil shares of Series A Preferred Stock issued and outstanding; 133,334 shares as Series B Preferred Stock with a par value of $10.00 per share, nil shares of Series B Preferred Stock issued and outstanding; and 66,667 shares as Series C Preferred Stock with a par value of $10.00 per share, and nil shares of Series C Preferred Stock issued and outstanding	-	-
Common stock, par value $0.001 per share; 80,000,000 shares authorized; 49,343,225 shares outstanding actual; 77,914,654 shares outstanding as adjusted	49,345	77,916
Additional paid-in capital	243,020,935	292,020,935
Common stock issuable	-	-
Accumulated deficit	(176,496,995)	(176,496,995)
Total stockholders’ equity	$66,573,285	$115,601,856

The above table and discussion excludes 5,757,894 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $14.41 per share, and 3,467,391 shares of common stock issuable upon the vesting of outstanding restricted stock units.

S-14

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the adjustments described in the “Capitalization” section, our net tangible book value as of December 31, 2023, would have been approximately $115.6 million or approximately $1.48 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.13 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.27 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of December 31, 2023:

Assumed Public offering price per share of common stock	$1.75
Pro forma net tangible book value per share as of December 31, 2023	$1.35
Increase in pro forma net tangible book value per share attributable to existing investors	$0.13
Pro forma as adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering	$1.48
Dilution in pro forma net tangible book value per share to new investors participating in this offering	$0.27

The table above assumes for illustrative purposes the issuance and sale by us of 28,571,429 shares of our common Stock in this offering at an assumed sales price of $1.75 per share (which was the closing price of our common stock on Nasdaq on April 1, 2024). The shares sold in this offering, if any, may be sold from time to time at various prices. An increase of $0.25 per share in the price at which the offered shares are sold from the assumed offering price of $1.75 per share shown in the table above, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.21 and increase the dilution per share to new investors participating in this offering to $0.45, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the offered shares are sold from the assumed offering price of $1.75 per share shown in the table above, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.05 and decrease the dilution per share to new investors participating in this offering to $0.10, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The above table and discussion are based on 49,343,225 shares of our common stock outstanding as of December 31, 2023, and excludes 5,757,894 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $14.41 per share and a weighted average remaining term of 2.31 years.

S-15

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $50,000,000 of our common stock through or to the Sales Agent as sales agent or principal. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K dated the date of this prospectus supplement and is incorporated herein by reference.

Upon delivery of a placement notice, the Sales Agent may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to the Sales Agent will be equal to up to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. We also have agreed to reimburse the Sales Agent up to a maximum of $60,000 for its costs and expenses relating to the Sales Agreement, including legal expenses. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, is up to $60,000.

Unless the parties agree otherwise, settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement, to sell our common stock. In connection with the sales of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

This offering of our common stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement and this prospectus supplement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten days’ prior written notice.

Our common stock is listed on The Nasdaq Stock Market LLC under the trading symbol “ABAT.” The transfer agent for our common stock is Securities Transfer Corporation at 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. The transfer agent’s telephone number is (469) 633-0101.

We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of common stock during the relevant period.

S-16

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

Other Relationships

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any jurisdiction or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

S-17

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed on for us by Holland & Hart LLP, Denver, Colorado. Certain legal matters in connection with this offering will be passed on for the Sales Agent by Duane Morris LLP, New York, New York.

S-18

EXPERTS

The consolidated financial statements of American Battery Technology Company for the fiscal years ended June 30, 2023 and 2022, appearing in American Battery Technology Company’s Annual Report on Form 10-K for the year ended June 30, 2023, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

S-19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

S-20

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed or described under “Incorporation by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

Our SEC filings also are available on our website at americanbatterytechnology.com. Except for the documents specifically incorporated by reference into this prospectus supplement, our website and information contained or accessed through our website do not constitute a part of this prospectus supplement. We have included our website address only as inactive text and do not intend it to be an active link to our website.

S-21

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, the base prospectus, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference the following documents in this prospectus supplement, which you should review in connection with this prospectus supplement, as well as each of the documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the annual period ended June 30, 2023, filed with the SEC on September 28, 2023;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2023, filed with the SEC on November 14, 2023, as amended on Form 10-Q/A filed with the SEC on November 15, 2023, and December 31, 2023, filed with the SEC on February 14, 2024;

●	Our Current Reports on Form 8-K filed on the following dates: September 28, 2023; November 22, 2023; December 4, 2023; December 13, 2023; December 21, 2023 (as amended by Form 8-KA filed on December 22, 2023); January 8, 2024; January 22, 2024; and March 18, 2024; and

●	The description of our capital stock in our Form 8-A filed with the SEC on October 17, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of any of the documents incorporated by reference in this prospectus supplement, at no cost to you, by writing or telephoning us at the following address:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or any accompanying prospectus supplement.

S-22

PROSPECTUS

AMERICAN BATTERY METALS CORPORATION

$250,000,000 of

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our Common Stock is traded on the OTCQB marketplace maintained by OTC Markets Group, Inc. (“OTC Markets”), under the symbol “ABML.” The trading price of our Common Stock has been highly volatile since December 2020 and could continue to be subject to wide fluctuations in response to various factors. On February 23, 2021, the last reported sale price of our Common Stock on OTC Markets was $2.54 per share. During the 12 months prior to the date of this prospectus, our Common Stock has traded at a low of $0.028 and a high of $4.90. From January 4, 2021 through February 22, 2021, our Common Stock has traded at a low of $1.40 and a high of $2.98 per share. Such high trading price volatility of our Common Stock could adversely affect your ability to sell your shares of our Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable. We are a pre-revenue company and do not expect to generate any meaningful amount of revenue in the near future. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the most recent completed fiscal quarter and the comparative period in 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “American Battery Metals Corporation,” “ABMC,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Battery Metals Corporation. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is americanbatterytechnology.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

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INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 16, 2020 and Quarterly Report on Form 10-Q for the period ended December 31, 2020, filed with the SEC on February 16, 2021

●	Our Transition Report on Form 10-KT for the nine months ended June 30, 2020, filed with the SEC on September 28, 2020

●	Our Current Reports on Form 8-K filed on the following dates: November 5, 2020, December 4, 2020, and January 6, 2021

●	The description of our Common Stock contained in our Form 10-K for the period ending September 30, 2019, filed with the SEC on December 27, 2019

●	All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

American Battery Metals Corporation

930 Tahoe Blvd., Suite 802-16

Incline Village, NV 89451

Tel: (775) 473-4744

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that includes information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

THE COMPANY

Background

The lithium-ion battery manufacturing supply chain is organized into four industries that operate in series: battery feedstock providers, material refiners, cell manufacturers, and end-use product (electric vehicle, stationary storage, consumer electronics, etc.) manufacturers. While the scale of manufacturing of lithium-ion battery cells and of electric vehicles and other end-use products have grown substantially within the US in recent years, there has been little domestic growth in the battery feedstock and material refining portions of the manufacturing supply chain. This has led to an imbalance within the domestic US supply chain and has caused the majority of cell manufacturing and end-use product manufacturers to rely on foreign supplies of their raw and refined feedstock materials. The situation is so dire that in its “Mineral Commodity Summaries 2020” report, the US Geological Survey calculated that less than 1% of each of the critical and strategic battery metals (lithium, nickel, cobalt, and manganese) produced globally in 2019 were produced within the US.

American Battery Metals Corporation (“ABMC” or the “Company”) is a startup company in the lithium-ion battery industry that is working to increase the domestic US production of these four battery metals through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium-ion batteries for the recovery of battery metals. Through this three-pronged approach ABMC is working to both increase the domestic production of these battery metals, and also to ensure that as these materials reach their end of lives that the constituent elemental battery metals are returned to the manufacturing supply chain in a closed-loop fashion.

The Company was incorporated under the laws of the State of Nevada on October 6, 2011 for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company, if and when it ever occurs. We have limited operating history and have not yet generated or realized any revenues from our activities. Our principal executive offices are located at 930 Tahoe Blvd., Suite 802-16, Incline Village, NV 89451.

On August 8, 2016, the Company formed Lithortech Resources Inc. as a wholly owned subsidiary of the Company to serve as its operating subsidiary for lithium resource exploration and development. On June 29, 2018, the Company changed the name of Lithortech Resources to LithiumOre Corp. (“LithiumOre”). On May 3, 2019, the Company changed its name to American Battery Metals Corporation.

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The growth in demand for lithium-ion batteries is predicted by industry researchers to grow by over ten-fold over the next ten years, while over the same period there are limited announcements for new production sources of domestic US based lithium, nickel, cobalt, or manganese. As a result, there will be increased pressure on the prices of domestically sourced battery metals, and increased reliance on foreign sourced battery metals. These industry trends support and validate the Company’s multifaceted three-pronged business model to increase the production of domestic US sourced battery metals. The Company is currently a pre-revenue organization and we do not anticipate earning revenues until such time as we have initial operations of our lithium-ion battery recycling facility underway, or until we have undertaken sufficient exploration work to identify lithium and or other battery metals reserves and have validated and commercialized a cost-effective extraction system.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR COMPANY

Since we have a limited operating history and have not commenced revenue-producing operations, it is difficult for potential investors to evaluate our business.

Since formation, we have not commenced revenue-producing operations. To date, our operations have consisted of the prior exploratory activities, development and limited testing of our recycling process and the development of our business plan. Our limited operating history makes it difficult for potential investors to evaluate our technology or prospective operations. As an early-stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

We believe that we require a minimum of $10 million of working capital over the next 12 months in order to fund our current operations, excluding the construction of our initial recycling facility near Reno, Nevada. We have undertaken this registration of our common shares to potentially provide a portion of this necessary capital. However, we may require additional capital over the next 12 months, the receipt of which there can be no assurance. In addition, we will require additional capital in order to fully develop our recycling facilities. We intend to seek additional funds through various financing sources, including the private sale of our equity and debt securities, joint ventures with capital partners and project financing of our recycling facilities. In addition, we will consider alternatives to our current business plan that may enable to us to achieve revenue producing operations and meaningful commercial success with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors will lose their entire investment.

In their report on our financial statements included in this prospectus, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments then in place to meet expected cash requirements. Our ability to continue as a going concern is subject to our ability to generate a profit or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we do not continue as a going concern, investors will lose their entire investment.

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We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. Additionally, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not currently have effective internal controls. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the Commission, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

We have been and expect to be significantly dependent on consulting agreements for the development of our battery recycling facilities, which exposes us to the risk of reliance on the performance of third parties.

In developing our battery recycling technology, we rely to some extent on consulting agreements with third parties as the Company does not have the resources to employ all the necessary staff required for such activities. The failure to obtain and maintain such consulting agreements would substantially disrupt or delay our battery recycling activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees would adversely impact our business prospects.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees, including Douglas Cole, our Chief Executive Officer and Ryan Melsert, our Chief Technology Officer, would adversely impact our business prospects. Our ability to compete in the highly competitive battery recycling technology business depends in large part upon our ability to attract highly qualified managerial, scientific, and engineering personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock grants that vest over time. The value to employees of stock grants that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies. Other technology companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can develop and commercialize products would be limited.

The Company’s activities and operations may be affected by existing or threatened medical pandemics, such as the novel coronavirus (COVID-19).

The full extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning COVID-19 and the actions required to contain or treat its impact, among others. Investors are cautioned that operating and financial performance may vary from the expectations of management and our previously issued financial outlook as a result of the evolving COVID-19 environment.

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RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Battery recycling is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of battery recycling is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than we do. There also may be other small companies that are developing similar processes and are farther along than the Company. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to develop technology which is commercially viable.

Our new business model has not been proven by us or anyone else.

We intend to engage in the business of lithium recycling through a proprietary recycling technology. While the production of lithium-ion recycling is an established business, to date most lithium-ion recycling has been produced by way of performing bulk high temperature calcinations or bulk acid dissolutions. We have developed a highly strategic recycling processing train that does not employ any high temperature operations or any bulk chemical treatments of the full battery. We have tested our recycling process on a small scale and to a limited degree; however, there can be no assurance that we will be able to produce battery metals in commercial quantities at a cost of production that will provide us with an adequate profit margin. The uniqueness of our process presents potential risks associated with the development of a business model that is untried and unproven.

While the testing of our recycling process has been successful to date, there can be no assurance that we will be able to replicate the process, along with all of the expected economic advantages, on a large commercial scale.

As of the date of this prospectus, we have built and operated our recycling process on a very small scale. While we believe that our development and testing to date has proven the concept of our recycling process, we have not undertaken the build-out or operation of a large-scale facility capable of recycling large commercial quantities. There can be no assurance that as we commence large scale manufacturing or operations that we will not incur unexpected costs or hurdles that might restrict the desired scale of our intended operations or negatively impact our projected gross profit margin.

Our intellectual property rights may not be adequate to protect our business.

We currently do not hold any patents for our products. Although we expect to file applications related to our technology, no assurances can be given that any patent will be issued on such patent applications or that, if such patents are issued, they will be sufficiently broad to adequately protect our technology. In addition, we cannot assure you that any patents that may be issued to us will not be challenged, invalidated, or circumvented. Even if we are issued patents, they may not stop a competitor from illegally using our patented processes and materials. In such event, we would incur substantial costs and expenses, including lost time of management in addressing and litigating, if necessary, such matters. Additionally, we rely upon a combination of trade secret laws and nondisclosure agreements with third parties and employees having access to confidential information or receiving unpatented proprietary know-how, trade secrets and technology to protect our proprietary rights and technology. These laws and agreements provide only limited protection. We can give no assurance that these measures will adequately protect us from misappropriation of proprietary information.

Our processes may infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

The applied science industry is characterized by frequent allegations of intellectual property infringement. Though we do not expect to be subject to any of these allegations, any allegation of infringement could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause suspension of operations or force us to enter into royalty, license, or other agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and may not be able to procure any required royalty or license agreements on acceptable terms or at all.

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Our business strategy includes entering into joint ventures and strategic alliances. Failure to successfully integrate such joint ventures or strategic alliances into our operations could adversely affect our business.

We propose to commercially exploit our recycling process, in part, by entering into joint ventures and strategic relationships with parties involved in the manufacture and recycling of lithium-ion products. Joint ventures and strategic alliances may involve significant other risks and uncertainties, including distraction of management’s attention away from normal business operations, insufficient revenue generation to offset liabilities assumed and expenses associated with the transaction, and unidentified issues not discovered in our due diligence process, such as product quality, technology issues and legal contingencies. In addition, we may be unable to effectively integrate any such programs and ventures into our operations. Our operating results could be adversely affected by any problems arising during or from any joint ventures or strategic alliances.

If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

If our recycling process proves to be commercially valuable, it is likely that we will experience a rapid growth phase that could place a significant strain on our managerial, administrative, technical, operational and financial resources. Our organization, procedures and management may not be adequate to fully support the expansion of our operations or the efficient execution of our business strategy. If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

The global economic conditions could negatively affect our prospects for growth and operating results.

Our prospects for growth and operating results will be directly affected by the general global economic conditions of the industries in which our suppliers, partners and customer groups operate. We believe that the market price of our principal product, recycled lithium- ion, is relatively volatile and reacts to general global economic conditions. A decline in the price of lithium-ion resulting from over supply or a global economic slowdown and the other global economic conditions could negatively affect our business. There can be no assurance that global economic conditions will not, at times, negatively impact our liquidity, growth prospects and results of operations.

Government regulation and environmental, health and safety concerns may adversely affect our business.

Our operations in the United States will be subject to the Federal, State and local environmental, health and safety laws applicable to the reclamation of lithium-ion batteries. Depending on how any particular operation is structured, our facilities will probably have to obtain environmental permits or approvals to operate, including those associated with air emissions, water discharges, and waste management and storage. We may face opposition from local residents or public interest groups to the installation and operation of our facilities. Failure to secure (or significant delays in securing) the necessary approvals could prevent us from pursuing some of our planned operations and adversely affect our business, financial results and growth prospects. In addition to permitting requirements, our operations are subject to environmental health, safety and transportation laws and regulations that govern the management of and exposure to hazardous materials such as the heavy metals and acids involved in battery reclamation. These include hazard communication and other occupational safety requirements for employees, which may mandate industrial hygiene monitoring of employees for potential exposure to hazardous materials. Failure to comply with these requirements could subject our business to significant penalties (civil or criminal) and other sanctions that could adversely affect our business.

The nature of our operations involves risks, including the potential for exposure to hazardous materials such as heavy metals, that could result in personal injury and property damage claims from third parties, including employees and neighbors, which claims could result in significant costs or other environmental liability. Our operations also pose a risk of releases of hazardous substances, such as heavy metals or acids, into the environment, which can result in liabilities for the removal or remediation of such hazardous substances from the properties at which they have been released, liabilities which can be imposed regardless of fault, and our business could be held liable for the entire cost of cleanup even if we were only partially responsible. Like any manufacturer, we are also subject to the possibility that we may receive notices of potential liability in connection with materials that were sent to third-party recycling, treatment, and disposal facilities under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination, and for damages to natural resources. Liability under CERCLA is retroactive, and, under certain circumstances, liability for the entire cost of a cleanup can be imposed on any responsible party.

In the event we are unable to present and operate our recycling process and operations as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

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Control by management may limit your ability to influence the outcome of director elections and other transactions requiring stockholder approval.

As of January 25, 2021, our directors and executive officers beneficially own approximately 10% of our outstanding Common Stock. In addition, our five directors each own 100,000 shares of our Series A Preferred Shares which each Series A Preferred Share can vote the equivalent of 1,000 shares of Common Stock. Upon the completion of this offering, in addition to control exercised by their board seats and officer positions, such persons will have significant influence over corporate actions requiring stockholder approval, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our certificate of incorporation or bylaws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the 12 months prior to the date of this prospectus, our Common Stock has traded at a low of $0.028 and a high of $4.90. From the beginning of 2021 through February 22, 2021, our Common Stock has traded at a low of $1.40 and a high of $2.98 per share. From December 1, 2020 through February 21, 2021, our Common Stock has traded at a low of $0.23 and a high of $4.07 per share. The intraday stock price changes ranged from $2.49 to $4.90 over the past 30-day period. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the fiscal quarters ended December 31, 2020 and December 31, 2019. Investors of our Common Stock may experience rapid and substantial decreases in our stock price, including decreases unrelated to our operating performance or business prospects.

The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks significant public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

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Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined therein) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 1,200,000,000 shares of Common Stock with a par value of $0.001 per share. As of January 25, 2021, we had 506,737,122 shares of Common Stock outstanding; however, we may issue additional shares of Common Stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to some form of anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, may negatively impact the market price of our Common Stock, and may also negatively affect stockholders’ investments. If we are able to sell all of our common shares registered in this Registration Statement in the aggregate gross amount of $250,000,000 at an assumed price of $2.50 per share, the approximate closing price quoted on the OTC Markets on February 23, 2021, we will have to issue a total of 100 million shares to the investors, representing approximately 20% of our total issued and outstanding Common Stock. The supply of a large number of our common shares to the public market may suppress the trading prices of our Common Stock, cause our stock prices to fluctuate in an undesirable way, and therefore could negatively affect our investors’ ability to sell our Common Stock at their desired or profitable prices or at all.

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors. The holders of the Series B and Series C Preferred Stock are entitled to receive an 8% per annum dividend on their stated value which can be paid in cash or Common Stock at the discretion of the Company (see description of Series B and Series C Preferred Stock below).

The current and future holders of our Common Stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. Nevada Revised Statutes prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the ordinary course of business, or our total assets would be less than the sum of our total liabilities.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends of our Common Stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

Authorized and Outstanding Securities

The Company is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,225,000,000. The number of shares of Preferred Stock which the Corporation is authorized to issue is 25,000,000 with a $.001 par value per share. The number of shares of Common Stock which the Corporation is authorized to issue is 1,200,000,000, with a $.001 par value per share. As of January 25, 2021, there were 500,000 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock, 281,450 shares of Series C Preferred Stock, and 506,737,122 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

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Preferred Stock

Our amended and restated articles of incorporation authorize 25,000,000 shares of preferred stock and provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

Designation

The Company has designated 500,000 shares of its preferred stock as Series A Preferred Stock.

Ranking

The Series A Preferred Stock ranks senior to the Common Stock of the Company and to all other Preferred Stock of the Company.

Voting Rights

On all matters submitted to a vote of the shareholders of the Company, each share of Series A Preferred Stock will have 1,000 votes and holders of Series A Preferred Stock will vote with the holders of the Common Stock as one class.

Conversion Rights

The Series A Preferred Stock does not have any conversion rights into the Common Stock of the Company.

Dividends

The holders of the Series A Preferred Stock are not eligible to participate with respect to any dividends that may be declared by the Board of Directors.

Redemption

Subject to applicable law, the Company may, at any time and from time to time, purchase any shares of the Series A Preferred Stock from the holders.

Liquidation Preference

The Series A Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its par value.

Transfer Restrictions

The outstanding shares of the Series A Preferred Stock may not be transferred, assigned, hypothecated or otherwise conveyed to any party without the affirmative vote of the Board of Directors.

Series B Preferred Stock

Designation

The Company has designated 2,000,000 shares of its preferred stock as Series B preferred stock. The stated value of the Series B Preferred Stock is $10.00 per share.

Ranking

The Series B Preferred Stock ranks senior to the Common Stock of the Company and to all other Preferred Stock of the Company, except Series A.

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Voting Rights

The holders of the Series B Preferred stock do not have voting rights.

Conversion Rights

Each share of Series B Preferred Stock is convertible into forty (40) shares of the Company’s Common Stock.

Dividends

The holders of the Series B Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in common shares of the Company.

Liquidation Preference

The Series B Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Series C Preferred Stock

Designation

The Company has designated 1,000,000 shares of its preferred stock of Series C preferred stock. The stated value of the Series C Preferred Stock is $10.00 per share.

Ranking

The Series C Preferred Stock ranks senior to the Common Stock of the Company and to all other Preferred Stock of the Company, except Series A and Series B.

Voting Rights

The holders of the Series C Preferred stock do not have voting rights.

Conversion Rights

Each share of Series C Preferred Stock is convertible into eighty (80) shares of the Company’s Common Stock.

Dividends

The holders of the Series C Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in common shares of the Company.

Liquidation Preference

The Series C Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series C Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

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Anti-Takeover Effects of Nevada Law and Our Charter Documents

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation at 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. The transfer agent’s telephone number is (469) 633-0101.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock in one or more series. We may issue warrants independently or together with Common Stock or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of Common Stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the notice of exercise, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. Upon receipt of the notice of exercise and the required payment, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Nevada.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any Common Stock, preferred stock and warrant included in each unit, as applicable.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the OTCQX in the case of our Common Stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

●	Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

●	the public offering price;

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities; ·

●	the proceeds from the sale of the securities to us; ·

●	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; ·

●	any discounts or concessions allowed or reallowed or repaid to dealers; and ·

●	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

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We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the Common Stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Common Stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the Common Stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Common Stock is traded on the OTCQX under the symbol “ABML”. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our Common Stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Law Office of Jeffrey Maller, PC, Los Angeles, California, has provided an opinion, and will continue to will provide opinions, regarding the validity of the shares of our Common Stock. Law Office of Jeffrey Maller, PC may also provide opinions regarding certain other matters.

EXPERTS

The consolidated financial statements of American Battery Metals Corporation and its subsidiaries as of June 30, 2020 and September 30, 2019, and for the nine and twelve month periods then ended, respectively, have been incorporated by reference herein in reliance upon the report of Pinnacle Accountancy Group of Utah, independent registered public accounting firm (a dba of the PCAOB-registered firm Heaton & Company, PLLC), and upon the authority of said firm as experts in accounting and auditing.

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Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Virtu

April 3, 2024